UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): September 29, 2008
PeopleSupport, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33679	95-4695021

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)
2049 Century Park East, Suite 300
Los Angeles, California 90067
(Address of Principal Executive Offices)
(310) 824-6200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On September 30, 2008, PeopleSupport, Inc., a Delaware corporation (“PeopleSupport”), issued a press release announcing that in connection with the Agreement and Plan of Merger dated August 3, 2008, by and among PeopleSupport, Essar Services, Mauritius, a company organized under the laws of Mauritius (“Essar”), and Easter Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Essar (the “Merger Agreement”), the waiting period required under the Hart-Scott Rodino Antitrust Improvement Act of 1976, as amended (“HSR”), expired on September 29, 2008. The termination or expiration of the HSR waiting period is one of the closing conditions set forth in the Merger Agreement. The merger continues to be subject to other conditions, including obtaining the required approval of the Merger Agreement and the merger by PeopleSupport stockholders at a special meeting of stockholders to be held on October 8, 2008. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 30, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2008	PEOPLESUPPORT, INC.
	By:	/s/ Lance Rosenzweig
Lance Rosenzweig
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 30, 2008